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                                                                    EXHIBIT 23.3

                       [HUDDLESTON & CO., INC. LETTERHEAD]


                               September 23, 1999



           CONSENT OF INDEPENDENT PETROLEUM AND GEOLOGICAL ENGINEERS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our reserve reports relating to the oil and gas reserves of Callon Petroleum Company at December 31, 1998, and June 1, 1999. We also consent to the references to us under the heading "Experts" and elsewhere in such Prospectus and the documents incorporated by reference therein.


                                                HUDDLESTON & CO., INC.




                                                /s/ PETER D. HUDDLESTON, P.E.
                                                --------------------------------
                                                Peter D. Huddleston, P.E.
                                                President


PDH:smr